Exhibit 4.2

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                                 TRUST AGREEMENT

                                     between

                           DDB NEEDHAM WORLDWIDE, INC.

                                       and

                              THE BANK OF NEW YORK

                            Dated as of June 15, 1993

                Account Numbers(s): 586460, 586461, 586462, 586463
                                    586464, 586465, 586466


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                                 TRUST AGREEMENT

1.    Establishment of Master Trust .......................................    1

      1.1   The Master Trust ..............................................    1
      1.2   Establishment of Separate Funds ...............................    1
      1.3   Company as Agent ..............................................    2
      1.4   Title to Assets ...............................................    2
      1.5   Acceptance of Trust ...........................................    2

2.    Investment of Master Fund ...........................................    2

      2.1   Appointment of Investment Managers and
            Investment Committee ..........................................    2
      2.2   Discretionary Funds ...........................................    3
            (a)  Permitted Investments ....................................    3
            (b)  Brokerage Commissions ....................................    4
            (c)  Funding Policy ...........................................    4
      2 3   Directed Funds ................................................    4
            (a)  Permitted Investments ....................................    4
            (b)  Investment Instructions ..................................    4
      2.4   Settlement of Securities Transactions .........................    5
      2.5   Cash Balances .................................................    5
      2.6   Transfers to Collective Trusts ................................    6
      2.7   Insurance Contracts ...........................................    6
            (a)  Procuring and Holding Contracts ..........................    6
            (b)  Exercising Rights under Contracts ........................    7
            (c)  Payment of Premiums ......................................    7
            (d)  Payments under Contracts .................................    7
            (e)  Liability of Master Trustee; Indemnification .............    7

3.    Powers of Master Trustee ............................................    8

      3.1   In General ....................................................    8
      3.2   At Direction of Named Fiduciary ...............................    9
      3.3   Administrative Powers .........................................   10

4.    Registration of Company Securities ..................................   11

5.    Accounts to be Maintained by the Master Trustee;
      Payments from the Master Trust ......................................   12

      5.1   Accounts ......................................................   12
      5.2   No Separate Recordkeeping .....................................   12
      5.3   Payments; Disputes ............................................   12
      5.4   Direct Deposits of Payments ...................................   12
      5.5   Administrative Committee's Responsibility .....................   13
      5.6   Returned and Uncashed Payments ................................   13
      5.7   No Liability for Contributions ................................   13

6.    Valuation of the Master Fund ........................................   13

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7.    Administrative Expenses, Taxes and
      Master Trustee's Compensation .......................................   14

      7.1   In General ....................................................   14
      7.2   Fees of Investment Managers ...................................   14

8.    Master Trustee's Liability; No Duty
      to Review; Indemnification ..........................................   14

      8.1   Liability of Master Trustee ...................................   14
      8.2   No Duty to Review .............................................   15
      8.3   Reliance on Certain Appraisals ................................   15
      8.4   Indemnification of Master Trustee .............................   15
      8.5   Limitation of Indemnity .......................................   16
      8.6   Indemnification of Successor Trustee ..........................   16

9.    Settlement of Master Trustee's Accounts .............................   16

      9.1   Annual Accounting .............................................   16
      9.2   Other Accountings .............................................   17
      9.3   Settlement of Accounts ........................................   17

10.   Segregation of Parts of the Master Trust ............................   17

     10.1   Segregation ...................................................   17
     10.2   Segregated Property ...........................................   18

11.   Resignation and Removal of Master Trustee ...........................   18

12.   Evidence of Action by Company, Investment Managers and
      Investment and Administrative Committees, and of
      Appointment of Named Fiduciary, Investment Managers and
      Investment and Administrative Committees ............................   19

13.   Amendment of Agreement, Termination of Trust,
      Termination of Plan .................................................   20

      13.1  Amendment of Agreement ........................................   20
      13.2  Termination of Master Trust ...................................   20
      13.3  Termination of the Plan .......................................   20
      13.4  Exclusive Benefit .............................................   20

14.   Inalienability of Benefits and Interests ............................   21

15.   No Merger, Consolidation or Transfer of Plan
      Assets or Liabilities ...............................................   21

16.   Governing Law .......................................................   21

Exhibit A. Master Trustee's Fees


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                                 TRUST AGREEMENT

      THIS AGREEMENT made as of June 15, 1993 by and between DDB Needham Worldwide, Inc., a New York corporation (hereinafter referred to as the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (hereinafter referred to as the "Master Trustee");

                              W I T N E S S E T H:

      WHEREAS, the Company and certain of its subsidiaries and affiliates have heretofore adopted or may hereafter adopt a qualified deferred compensation plan for the benefit of its or their employees (such plan, as amended from time to time, is referred to herein as the "Plan", and the company and any such subsidiary or affiliate are referred to herein as the "Employer"); and

      WHEREAS, the Plan provides, among other things, for the financing by means of a trust fund of all or a part of the benefits to be paid pursuant to the Plan to certain employees (herein called "Participants") of the Employer and their beneficiaries (herein called "Beneficiaries"), and the Company wishes THE BANK OF NEW YORK to serve as Trustee thereunder in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended (the "Act");

      NOW, THEREFORE, the Company and the Master Trustee agree as follows:

      SECTION 1. Establishment of Master Trust.

      1.1 The Master Trust. The Company hereby establishes with the Master Trustee a trust (hereinafter referred to as the "Master Trust") which shall comprise all of the funds and other assets deposited herewith, together with such other sums of money and such property acceptable to the Master Trustee as shall from time to time be paid or delivered to the Master Trustee hereafter, all investments made therewith and proceeds thereof and the earnings and profits thereon. All such funds and property, together with such investments, proceeds, earnings and profits, less the payments or other distributions which, at the time of reference, shall have been made by the Master Trustee as authorized herein, are referred to as the "Master Fund."

      1.2 Establishment of Separate Funds. The Master Fund shall consist initially of a single fund. At any time and from time to time the Master Trustee shall, if so directed by DDB Needham, Worldwide Inc., the party that under the terms of the Plan
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                                       -2-

is the named fiduciary with respect to control or management of the assets thereof (hereinafter referred to as the "Named Fiduciary"), establish within the Master Fund one or more investment funds, each of which shall be invested or reinvested as provided in Section 2. The term "Fund", as used herein, shall mean the initial fund or any other investment fund so established, depending upon the fund to which such provision is being applied at the time, and the term "Master Fund" shall refer to all such funds in the aggregate. The functions of the Named Fiduciary may be divided among more than one person or persons (in which case the term "Named Fiduciary" shall refer to any such person or persons, as the context requires), and the same person or persons may serve as the Named Fiduciary and the Investment Committee and/or the Administrative Committee as hereinafter defined. The Master Trustee shall hold, manage, administer, value, make purchases and sales for, distribute, account for, and otherwise deal with each Fund separately.

      1.3 Company as Agent. Each subsidiary or affiliate of the Company adopting the Plan appoints the Company as its agent for purposes of this Agreement and agrees that it shall be bound by the decisions, actions and directions of the Company and any Investment Manager or Investment Committee (as hereinafter defined) hereunder and that the Master Trustee shall be fully protected in relying upon such decisions, actions and directions and shall in no event be required to give notice to or otherwise deal with such subsidiary or affiliate except by dealing with the Company as agent of such subsidiary or affiliate.

      1.4 Title to Assets. Neither the Plan nor the participants or their Beneficiaries shall have any right, title or interest in or to any specific assets of the Master Fund, but shall have an undivided beneficial interest in the Master Fund valued in accordance with Section 6 hereof. Ownership of all the individual assets of the Master Fund shall be by the Master Trustee. The Master Trustee shall not issue any certificate or other documentation representing any interest in the Master Fund or part hereof.

      1.5 Acceptance of Trust. The Master Trustee hereby accepts the Master Trust created by this Agreement on the terms and conditions herein set forth.

      SECTION 2. Investment of Master Fund.

      2.1 Appointment of Investment Managers and Investment Committee. At the time each Fund is established, and from time to time thereafter, the Company shall determine and advise the Master Trustee whether the investment of such Fund is to be managed (a) by the Master Trustee in its sole discretion, (b) by an investment manager who (i) is duly appointed by the Named Fiduciary, and (ii) qualifies as an investment manager under Section 3(38)(B) of the Act (an "Investment Manager"), or (c) by
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                                       -3-


an Investment Committee appointed by the Named Fiduciary (the "Investment Committee"). Any Fund that is managed by the Master Trustee is hereinafter referred to as a "Discretionary Fund", and any Fund that is managed by an Investment Manager or Investment Committee is hereinafter referred to as a "Directed Fund".

      In the event the Investment Manager of any Directed Fund resigns or is removed, the Named Fiduciary shall promptly notify the Master Trustee of such resignation or removal and of the appointment of a successor to such Investment Manager. Upon resignation or removal of an Investment Manager the Master Trustee shall not have or be deemed to have any responsibility to manage and control any asset held in the Directed Fund of such former Investment Manager, except as set out in the sentence immediately following. If an Investment Committee has been appointed, the Master Trustee shall treat such Fund as managed by the Investment Committee pending notification from the Named Fiduciary of the appointment of a different successor to the former Investment Manager; if no Investment Committee has been appointed and if no notification of the appointment of such a successor is received within seven days of notification to the Master Trustee of the former Investment Manager's resignation or removal, the Master Trustee shall thereafter treat such Directed Fund as a Discretionary Fund unless and until it receives other instructions from the Named Fiduciary as to the investment of such Fund.

      2.2 Discretionary Funds.

            (a) Permitted Investments. The Master Trustee shall invest and reinvest any Discretionary Fund, without distinction between principal and income, in such property (real, personal or mixed) as the Master Trustee, in its sole discretion, shall deem suitable for such Fund, including without limitation: any and all common stocks, preferred stocks, bonds, debentures, mortgages on real or personal property wherever situated, equipment trust certificates, notes or other evidence of indebtedness, or any other securities, certificates of deposit, demand or time deposits (including any such deposits, demand or time deposits with The Bank of New York), shares of investment companies and mutual funds (irrespective of whether The Bank of New York is performing services therefor), interests in partnerships and trusts, insurance policies and contracts, repurchase agreements, and any other property or joint or other part interest in property (including, without limitation, part interests in bonds and mortgages or notes and mortgages), United States or foreign, whether situated within or outside the United States (provided that, except as provided in Section 3.3 hereof, the indicia of ownership thereof are not maintained outside the jurisdiction of the district courts of the United States), and of any kind, class or character, and irrespective in any case of whether The Bank of New York or another, individually or as trustee or agent, is acting as participator of any part interest

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                                      -4-


in property that may be acquired. Such investment and reinvestment shall not be restricted to property authorized for investment by trustees under any present or future law. A Discretionary Fund may be invested and reinvested whether or not the property acquired is productive of income, is marketable or constitutes a wasting asset. Without limiting the generality of the foregoing, a Discretionary Fund may be invested in stocks of any classification, bonds or other securities issued or guaranteed by the Company, or by any subsidiary or affiliate thereof, or in real property which is owned by or leased to the Company, or any subsidiary or affiliate thereof. Nothing herein contained, however, shall be deemed to purport to authorize any investment or reinvestment in violation of the requirements of the Act.

            (b) Brokerage Commissions. In placing securities transactions for a Discretionary Fund, the Master Trustee's primary objective will be to obtain the most favorable net results, taking into account such factors as the best net price available, the size of and difficulty in executing the order, and the reliability, efficiency and financial responsibility of the broker or dealer. When it can be done consistently with this goal, the Master Trustee may allocate orders to brokers or dealers who also provide brokerage or research services (as defined in Section 28(e) of the Securities Exchange Act of 1934). The Company understands that such brokerage and research services may be useful to other accounts managed by the Master Trustee and, similarly, research generated through commissions paid by such other accounts may be useful in connection with a Discretionary Fund.

            (c) Funding Policy. The Named Fiduciary shall advise the Master Trustee in writing of any funding policy and method or investment guidelines which have been established to carry out the objectives of the Plan, and shall promptly advise the Master Trustee of any changes therein.

      2.3 Directed Funds.

            (a) Permitted Investments. Each Directed Fund shall be invested and reinvested, without distinction between principal and income, in any property authorized in Section 2.2(a) above as the Master Trustee may be directed by an Investment Manager or the Investment Committee.

            (b) Investment Instructions. An Investment Manager or the Investment Committee at any time and from time to time may issue orders directly to a broker for the purchase or sale of securities for any Directed Fund that it manages. The Investment Manager or Investment Committee will promptly give or cause to be given to the Master Trustee notice of the issuance of such order and the broker will confirm such order or cause it to be confirmed to the Master Trustee. Such notice and confirmation may be given in writing, by telecopy or by any other electronic

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                                      -5-


means using a code for the authentication of messages, and may include Trade Reports issued by the Institutional Delivery System of Depository Trust Company. Receipt of a matching notice and confirmation or of such a Trade Report shall be authority for the Master Trustee to settle such trade. Except as provided in
Section 2.1, in the absence of directions or authorization from the Investment Manager or Investment Committee, the Master Trustee shall have no power, duty or authority to invest any Directed Fund.

      2.4 Settlement of Securities Transactions. When the Master Trustee is instructed to deliver property against payment, delivery of the property and receipt of payment may not be simultaneous. The risk of non-receipt of payment shall be the Master Trust's and the Master Trustee shall have no liability therefor. All credits to the Master Trust of the anticipated proceeds of sales and redemptions of property and of anticipated income from property shall be conditional upon receipt by the Master Trustee of final payment and may be reversed to the extent final payment is not received. At the discretion of the Master Trustee, the Master Trust may make use of such conditional credits. To the extent such credits do not become unconditional by receipt of final payment, the Master Trust shall reimburse the Master Trustee upon demand for the amount of such conditional credits so used. When the Master Trustee is instructed to receive property, it is authorized to accept documents in lieu of such property as long as such documents contain the agreement of the issuer thereof to hold such property subject to the Master Trustee's sole order. The Master Trustee may, in its discretion, advance funds to the Master Trust to facilitate the settlement of any trade. In the event of such an advance, the Master Trust shall immediately reimburse the Master Trustee for the amount thereof.

      2.5 Cash Balances. The Master Trustee may invest all or any portion of any cash balances in any Discretionary Fund, and an Investment Manager or the Investment Committee may, with the prior acceptance of the Master Trustee, by written authorization delegate to the Master Trustee authority to invest all or any portion of any cash balances in any Directed Fund, in the Master Trustee's sole discretion, including, without limitation, investments in part interests in obligations, irrespective of whether The Bank of New York or another, individually or as trustee or agent, is acting as a participator. The Master Trustee shall not be liable for interest on any cash balances in any Directed Fund that it holds uninvested pending receipt of directions from the Investment Manager or the Investment Committee, in the absence of authorization from the latter to invest the same in the Master Trustee's sole discretion, nor liable for interest on any cash balances it may be authorized to invest in its sole discretion, and may hold uninvested as it deems to be in the best interests of the Master Fund.

      2.6 Transfers to Collective Trusts. Notwithstanding any provision of the Plan or of this Agreement to the contrary, the Master Trustee may, in its sole discretion with respect to any Discretionary Fund and, if authorized or directed by the Investment Manager or Investment Committee of any Directed Fund, with respect to such Directed Fund, transfer all or any part of the assets of such Fund to, or withdraw the same from, any collective investment trust that shall be or shall have been created and administered by The Bank of New York or, if such Investment Manager is a bank, by such Investment Manager, for the collective investment of the property of employee benefit trusts of which The Bank of New York or such Investment Manager is trustee or agent, provided that such trust is qualified under the provisions of Section 401(a) of the Internal Revenue Code (the "Code") and exempt under the provisions of Section 501(a) of the Code. To that end, the Master Trustee is hereby expressly authorized to permit the commingling of any or all of the assets of such Fund with the assets of other trusts eligible to participate in such collective investment trusts. Any Investment Manger holding such trust funds shall have with respect to such funds the powers of the Master Trustee set forth in Sections 2.2(a), 3.1, 3.2 and 3.3. The Master Trustee shall have no responsibility for the custody or safekeeping of assets so transferred. To the extent that property of the Master Fund is invested in any such collective investment trust, the declaration of trust pertaining thereto, as amended from time to time, and the trust thereby created, shall be a part of this Agreement and of the Plan. The Master Trustee shall have, with respect to the interest of such Fund in such collective investment trust, the powers conferred by this Agreement to the extent that such powers are not inconsistent with the provisions of such declaration of trust. For purposes of any valuation of the Master Fund or any valuation of the interest or of the account of any Participant or Beneficiary under the Plan, the interest of the Master Trust in such collective investment trust shall be valued at the times and in the manner prescribed by the declaration by which such trust was created. A copy of the declaration of trust as presently in effect of any collective investment trust to which the assets of the Plan are transferred pursuant to this Section 2.6 shall be provided to the Named Fiduciary and copies of amendments thereto shall be forwarded to the Named Fiduciary promptly after their adoption.

      2.7 Insurance Contracts.

            (a) Procuring and Holding Contracts. The Master Trustee, upon written direction of the Named Fiduciary, shall pay from the Master Trust such sums to such insurance company or companies as the Named Fiduciary may direct for the purpose of procuring individual or group annuity contracts or other insurance contracts (hereinafter referred to as "Contracts"). The Named Fiduciary shall prepare, or cause to be prepared in such form as it shall prescribe, the application for any Contract to be applied for. The Master Trustee shall receive and hold in the Master Trust, subject to the provisions, hereinafter set forth in this Section, all Contracts obtained, the proceeds of any sale, assignment or surrender of any such Contract and any and all dividends and other payments of any kind received with respect to any such Contract.

            (b) Exercising Rights under Contracts. The Master Trustee shall be the complete and absolute owner of Contracts held in the Master Trust, provided that the Named Fiduciary shall have power, without the consent of any other person, to exercise any and all of the rights, options or privileges that belong to the Master Trustee as such absolute owner or that are granted by the terms of any such Contract or by the terms of this Agreement, and the Master Trustee shall not exercise any of the foregoing powers or take any other action permitted by any such Contract other than upon the written direction of the Named Fiduciary. The Master Trustee shall have no duty to exercise any of such powers or to take any such action unless and until it shall have received such direction. The Master Trustee, upon the written direction of the Named Fiduciary, shall deliver any Contract held in the Master Trust to such person or persons as may be specified in the direction.

            (c) Payment of Premiums. Upon the written direction of the Named Fiduciary, the Master Trustee shall pay from the Master Trust premiums, assessments, dues, charges and interest, if any, upon any Contract held in the Master Trust. The Master Trustee shall have no duty to make any such payment unless and until it shall have received such direction.

            (d) Parents under Contracts. Any sums paid out by any insurance company under the terms of a Contract held in the Master Trust either to the Master Trustee, or, in accordance with its direction, to any other person or persons designated as payees in such Contract shall be a full and complete discharge of the liability to pay such sums, and the insurance company shall have no obligation to look to the disposition of any sums so paid. No insurance company shall be required to look into the terms of this Agreement, or to question any action of the Master Trustee or to see that any action of the Master Trustee is authorized by the terms of this Agreement.

            (e) Liability of Master Trustee; Indemnification. Anything contained herein to the contrary notwithstanding, to the extent permitted by law, the Master Trustee shall not be liable for the refusal of any insurance company to issue or change any Contract or take any other action requested by the Master Trustee; for any assets invested in a Contract at the direction of the Named Fiduciary; for the form, terms, genuineness, validity, sufficiency or effect of any contract held in the Master Trust; for the act of any person or persons that may render any such Contract null and void; for the failure of any insurance company to pay the proceeds of any such Contract as and when the same shall become due and payable; for any delay in payment resulting from any provision contained in any such Contract nor for the fact that for any reason whatsoever (other than the Master Trustee's own negligence or willful misconduct) any Contract shall lapse or otherwise become uncollectible. The Company hereby agrees to indemnify the Master Trustee and to hold it harmless from and against any claim, liability, loss, damage or expense that may be asserted against the Master Trustee by reason of any action taken or omitted by the Master Trustee in connection with any Contract at the direction of the Named Fiduciary.

      Section 3. Powers of Master Trustee.

      3.1 In General. The Master Trustee is authorized and empowered, in its discretion with respect to a Discretionary Fund and at the direction of an Investment Manager or the Investment Committee with respect to a Directed Fund:

            (1) to sell, exchange, convey, transfer or otherwise dispose of any property, real or personal, at any time held by the Master Trustee, by private contract or at public auction, for cash or on credit, (in the case of a Directed Fund, upon such conditions, at such prices and in such manner as the Investment Manager or Investment Committee shall direct), and no person dealing with the Master Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

            (2) to grant options to purchase securities held in the Fund ("covered call options") and other property held in the Fund and options to sell securities and other property to the Fund, as well as combinations of such options to purchase and such options to sell; and to acquire options to purchase securities and other property for the Fund and options to sell securities and other property held in the Fund, as well as combinations of such options to purchase and such options to sell;

            (3) to sell or exercise any conversion privileges, subscription rights, warrants or other options and to make any payments incidental thereto, and to consent to or otherwise participate in corporate reorganizations, mergers, consolidations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; but the Company understands that, where warrants, options, tenders or other rights have fixed expiration dates, in order for the Master Trustee to act with respect to a Directed Fund, it must receive instructions at its offices, addressed as the Master Trustee may from time to time request, by no later than noon (N.Y. City time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Master Trustee may direct);

            (4) to compromise, compound, settle or arbitrate any claim, debt or obligation due to or from it as Master Trustee and to reduce the rate of interest on, extend or otherwise modify, or to foreclose upon default or otherwise enforce any such obligation; to bid in property on foreclosure or to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage, and, in the case of a Discretionary Fund, to abandon any property determined by it to be worthless;

            (5) to vote upon any stocks, bonds or other securities and to give general or special proxies or powers of attorney with or without power of substitution, provided that, in the case of a Directed Fund, unless the Master Trustee is instructed otherwise, all proxies and proxy materials relating to securities held in the Master Fund shall be signed by the Master Trustee without indication of voting preference, and forwarded to the Investment Manager or Investment Committee for the making of all decisions with respect thereto; and to enter into any voting trust or similar agreement;

            (6) to manage, administer, operate, lease for any period of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to or otherwise deal with any real property or interest therein at any time held by it;

            (7) for the purposes of the Master Trust, to engage in transactions involving financial futures, including but not limited to stock index futures, and options on financial futures; and in carrying out such transactions to open accounts to trade in and to make or take delivery of financial futures, to provide original, variation, maintenance and other required margin in the form of moneys, securities, or otherwise, and to exercise options; and

            (8) generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in any Fund.

      3.2 At Direction of Named Fiduciary. The Master Trustee is authorized and empowered, with the approval of the Named Fiduciary with respect to any Fund:

            (1) for the purposes of the Master Trust, to borrow money from any person or persons, including The Bank of New York, to issue the Master Trust's promissory note or notes therefor, and to secure the repayment thereof by pledging, mortgaging or otherwise encumbering any property in its possession; and

            (2) to designate The Bank of New York to act on its behalf in lending securities held in the Master Fund to brokers, dealers, banks or other financial institutions, on such terms as are consistent with the Act.

      3.3 Administrative Powers. The Master Trustee is authorized and empowered in its sole administrative discretion with respect to both Discretionary and Directed Funds:

            (1) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein;

            (2) to collect all interest, dividends and other income payable with respect to property in the Master Fund, and to surrender securities at maturity or when advised of earlier call for redemption, provided that the Master Trustee shall not be liable for failure to surrender any security in a Directed Fund for redemption prior to maturity or take other action if notice of such redemption or other action was not provided to the Master Trustee, by the issuer, the Investment Manager, the Investment Committee or one of the nationally recognized bond or corporate action services to which the Master Trustee subscribes;

            (3) to exchange securities in temporary form for securities in definitive form, and to effect an exchange of shares where the par value of stock is changed;

            (4) to hold property in its vaults, at a domestic or (to the extent permitted by regulations issued by the Secretary of Labor under Section 404(b) of the Act) foreign central depository or clearing corporation, in non-certificated form with the issuer, on Federal Book Entry at the Federal Reserve Bank of New York, with a custodian appointed pursuant to clause (5) below, or, with the approval of the Named Fiduciary, at any other location;

            (5) to appoint any other bank as custodian for any foreign securities or other foreign assets constituting part of the Master Fund, and to arrange for the custody of such securities or assets and the indicia of ownership thereof to be held outside the jurisdiction of the district courts of the United States by such other bank and/or its agents, to the extent permitted by regulations issued by the Secretary of Labor under Section 404(b) of the Act, and to pay the reasonable expenses and compensation of such bank from the Master Fund;

            (6) to hold property of the Master Trust in its own name or in the name of a nominee, including the nominee of any central depository, clearing corporation or custodian with which securities of the Master Trust may be deposited (and the Company agrees to hold the Master Trustee and any such nominee harmless from any liability as a holder of record), and to hold any investment in bearer form, but the books and records of the

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Master Trustee shall at all times show that all such investments are part of the Master Trust;

            (7) to form corporations and to create trusts under the laws of any state for the purpose of acquiring and holding title to any securities or other property, all on such terms and conditions as it deems advisable;

            (8) to employ suitable agents, including auditors and legal counsel (who may be counsel to the Company or to the Master Trustee in its corporate capacity) or other advisers, without liability for any loss occasioned by any such agent selected with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims, and to pay their reasonable expenses and compensation from the Master Fund; and

            (9) to take any action with respect to the Master Fund that it deems necessary in carrying out the purposes of this Agreement.

      SECTION 4. Registration of Company Securities.

      In the event that the property initially delivered to the Master Trustee hereunder includes any stocks of any classification, bonds or other securities issued or guaranteed by the Company, or by any subsidiary or affiliate thereof, or that the Master Trustee purchases for any Discretionary Fund or an Investment Manager or the Investment Committee directs the purchase for any Directed Fund of any such securities, and the Master Trustee should thereafter determine (with respect to a Discretionary Fund) or the Investment Manager or Investment Committee should thereafter direct the Master Trustee (with respect to a Directed Fund) to dispose of any such securities under circumstances which, in the opinion of the Master Trustee, require registration of such securities under the Securities Act of 1933 and/or qualification of such securities under the Blue Sky laws of any state or states, then the Company, at its own expense, will promptly take or cause to be taken any and all action necessary or appropriate to effect such registration and/or qualification; in such event, the Master Trustee shall not be required to dispose of such securities until such registration and/or qualification are complete and effective, and the Master Trustee shall not be liable for any loss or depreciation of the Fund resulting from any delay attributable thereto. The Company will indemnify and hold the Master Trustee and its officers and directors harmless with respect to any claim, liability, loss, damage or expense incurred as a result of such registration or qualification or as a result of any information in connection therewith furnished by the Company or as a result of any failure by the Company to furnish any such information.

      SECTION 5. Accounts to be Maintained by the Master Trustee; Payments from the Master Trust.

      5.1 Accounts. The Master Trustee may maintain one or more accounts for the purpose of making disbursements at the direction of the named fiduciary authorized to direct and make payments from the Plan (the "Administrative Committee") and such other purposes, if any, as may be reasonably required for the convenient administration of the Plan or of the Master Trust.

      5.2 No Separate Recordkeeping. The Master Trustee shall not be required to maintain any separate records or accounts with respect to the Participants (or their Beneficiaries), and any such records or accounts required to be maintained pursuant to the terms of the Plan shall be maintained by the Employer or by the Administrative Committee.

      5.3 Payments; Disputes. The Master Trustee, from time to time, upon receipt of a written order from the Administrative Committee, shall make payments from the Master Fund to such persons (including the Administrative Committee or any member of such Committee), and in such amounts as the Committee shall direct, and amounts paid pursuant to such direction thereafter no longer shall constitute a part of the Master Trust. Orders from the Administrative Committee need not specify the purpose of the payments so ordered, and, except as provided by law, the Master Trustee shall not be responsible in any way respecting the purpose or propriety of such payments or for the administration of the Plan. Any such order shall constitute a certification that the payment directed is one which the Administrative Committee is authorized to direct, and the Master Trustee need make no further investigation. Payments by the Master Trustee may be made (i) by its check to the order of the payee and mailed to the payee at the address last furnished to the Master Trustee by the Administrative Committee or by the payee, or if no such address has been so furnished, to the payee in care of the Company, or (ii) by direct deposit to an account of the payee in accordance with Section 5.4. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Master Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

      5.4 Direct Deposit of Payments. At the request of any Participant or Beneficiary, the Master Trustee shall deposit periodic payments directly into the bank account of such person, provided that such person and its depository bank shall have entered into a depository agreement with the Master Trustee that is satisfactory to the Master Trustee. The Company hereby agrees to indemnify the Master Trustee and to hold it harmless from and against any claim, liability, loss, damage or expense that may be asserted against it as a result of making any such deposit.

      5.5 Administrative Committee's Responsibility. In directing the Master Trustee to make payments out of the Master Trust, the Administrative Committee shall follow the provisions of the Plan, so that it shall be impossible, either during the existence or upon the discontinuance of the Plan, for any part of the Master Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries, at any time prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries, or for any part thereof to be paid or applied to the use of any Employer except, upon the termination of the Plan, to the extent of any surplus resulting from an actuarial error.

      5.6 Returned and Uncashed Payments. In the event that any payment ordered by the Administrative Committee shall be distributed by the Master Trustee in accordance with Section 5.3 or Section 5.4 and (i) such payment shall be returned to the Master Trustee because the payee or the payee's account cannot be located at such address, or (ii) any check so mailed shall not be presented for payment within six months of the date thereof, the Master Trustee shall promptly notify the Committee of such return or failure to present. Upon the expiration of 60 days after such notification such payment order shall become void, and unless and until a further order of such Committee is received by the Master Trustee with respect to such payment, the Master Trustee shall return such payment to the Master Trust and continue to administer the Master Trust as if such order had not been made. The Master Trustee shall not be obligated to search for or ascertain the whereabouts of any such person (or his duly appointed representative).

      5.7 No Liability for Contributions. The Master Trustee shall be under no duty to enforce payment of any contribution and shall not be responsible for the adequacy of the Master Trust to meet and discharge any liabilities under the Plan.

      SECTION 6. Valuation of the Master Fund.

      As of the inception of the Master Fund and at such other times as may be agreed upon by the Master Trustee and the Named Fiduciary or as the Master Trustee may deem appropriate (the "Valuation Date"), the Master Trustee shall determine the market value of the Master Fund. Such determination may be made either by the Master Trustee itself or by such person or persons believed by the Master Trustee to be competent to make such determination as the Master Trustee may select, but in accordance with a method consistently followed and uniformly applied. The Master Trustee's determination of the value of the Master Fund shall be conclusive and binding upon the Plan, each Employer, the Named Fiduciary, the Administrative Committee, and the Participants and their Beneficiaries.

      SECTION 7. Administrative Expenses, Taxes and Master Trustee's
Compensation.

      7.1 In General. All brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of any Fund, all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of such Fund, all expenses incurred in connection with the acquisition or holding of real or personal property, any interest therein or mortgage thereon, all other administrative expenses incurred by the Master Trustee in the performance of its duties, including fees for legal services rendered to the Master Trustee, the compensation of the Master Trustee set forth on Exhibit A attached hereto, as the same may be amended from time to time as provided in this Section, including without limitation any management fees charged in respect of assets of a Directed Fund that are invested pursuant to Section 2.5 at the discretion of the Master Trustee, and all other proper charges and disbursements of the Master Trustee, shall be paid by the Fund, and, until paid, shall constitute a charge upon the Fund. From time to time the Master Trustee may provide the Company with written notice of an amendment to Exhibit A. Such amendment shall become effective on the 60th day after the Master Trustee mails it to the Company unless the Company shall have provided the Master Trustee with written notice of objection thereto.

      7.2 Fees of Investment Managers. The Named Fiduciary may direct the Master Trustee to pay from the Master Fund the fees of any Investment Manager and the administrative expenses of the Plan, including but not limited to actuarial fees.

      SECTION 8. Master Trustee's Liability; No Duty to Review; Indemnification.

      8.1 Liability of Master Trustee. With respect to a Discretionary Fund, the Master Trustee shall not be liable for any loss to or diminution of the Discretionary Fund resulting from any action taken or omitted by the Master Trustee except if due to any failure of the Master Trustee to act in accordance with the requirements of Part 4 of Title I of the Act. With respect to any Directed Fund hereunder, the Master Trustee shall not be liable for the making, retention or sale of any investment or reinvestment made or received by it at the direction of an Investment Manager or the Investment Committee, as herein provided, nor for any loss to or diminution of the Fund resulting from any action taken, or from any act omitted, by the Master Trustee at the direction of an Investment Manager or the Investment Committee as herein provided. The Master Trustee shall not be responsible for the adequacy of any funding policy of the Plan of which it is advised pursuant to Section 2.2(c) or the diversification of the investments of the Plan. Responsibility for monitoring adherence to funding policies and for investment diversification, and for advising the Master Trustee accordingly with respect to any Discretionary Fund and advising the Investment Manager or Investment Committee accordingly with respect to any Directed Fund, shall rest solely with the Named Fiduciary.

      The Master Trustee may from time to time consult with legal counsel, who may be counsel to the Company or to the Master Trustee in its corporate capacity, and shall be fully protected in acting upon the advice of counsel.

      To protect the Master Trust from expenses which might otherwise be incurred, the Company shall have sole authority to enforce this Agreement on behalf of all persons claiming any interest in the Master Trust or under the Plan, and no other person may institute or maintain any action or proceeding against the Master Trustee or the Master Trust in the absence of written authority from the Company or a judgment of a court of competent jurisdiction that in refusing authority the Company acted fraudulently or in bad faith.

      8.2 No Duty to Review. Supervision of Investment Managers and the Investment Committee shall be the exclusive responsibility of the Named Fiduciary. The Master Trustee shall be under no duty or obligation to review any investment or reinvestment made or received at the direction of an Investment Manager or the Investment Committee nor to make any recommendation as to the disposition or continued retention thereof. Without limiting the generality of the foregoing, in the case of any transaction which is both directed by and executed by or through an Investment Manager or the Investment Committee, the Investment Manager or Investment Committee shall have entire responsibility for assuring that the transaction does not violate the prohibitions of any applicable state or federal law, including Sections 406 and 407 of the Act.

      8.3 Reliance on Certain Appraisals. To the extent that the Master Trustee shall be required to value the assets of the Master Fund for any purpose, including without limitation any valuation pursuant to Section 6, any accounting pursuant to Section 9 and any segregation of assets pursuant to Section 10 hereof, the Master Trustee may rely for all purposes of this Agreement upon any certified appraisal or other form of valuation submitted to it by any Investment Manager or the Investment Committee and, with respect to any insurance contract referred to in Section 2.7 hereof, by the insurance company issuing such contract, and, with respect to an interest in any venture capital organization, the manager of such organization.

      8.4 Indemnification of Master Trustee. The Company recognizes that a burden of litigation may be imposed upon the Master Trustee, as the result of some act or transaction for which it has no responsibility or over which it has no control under this Agreement. Accordingly, the Company hereby agrees to indemnify the Master Trustee, individually and as Master Trustee under this Agreement, and its directors, officers and employees, and to hold it and them harmless from and against any claim, liability, loss, damage or expense which may be asserted against it or them by reason of any action taken or omitted by or on behalf of the Master Trustee at the direction of any Investment Manager or Investment Committee, the Named Fiduciary or the Administrative Committee, or by virtue of being the holder of the Master Trust.

      8.5 Limitation of Indemnity. Nothing herein is intended to or shall be construed to relieve the Master Trustee from any responsibility or liability it may have under Part 4 of Title I of the Act.

      8.6 Indemnification of Successor-Trustee. If The Bank of New York is acting as a successor trustee or succeeds to responsibility hereunder for management of plan assets with respect to the Master Fund (or any portion thereof), the Company hereby agrees to hold The Bank of New York harmless from and against any tax, claim, liability, loss, damage or expense incurred by or assessed against it as such successor as a direct or indirect result of any act or omission of a predecessor trustee or any other person charged under any agreement affecting Master Fund assets with investment responsibility with' respect to such assets.

      SECTION 9. Settlement of Master Trustee's Accounts.

      9.1 Annual Accounting. The Master Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, accounting separately for each Fund, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company or the Named Fiduciary. Within 90 days after the close of each fiscal year of the Master Trust (or such other date as may be agreed upon in writing between the Company and the Master Trustee), and within 120 days after the effective date of the removal or resignation of the Master Trustee as provided in Section 11 hereof, the Master Trustee shall file with the Company a written account, setting forth all investments, receipts, disbursements and other transactions effected by it during the year ending on such date (but not including any part of such year for which such an account has previously been filed) and certified as to the accuracy of the information set forth therein. Such account may incorporate by reference any and all schedules and other statements setting forth investments, receipts, disbursements and other transactions effected during the period for which such account is rendered which the Master Trustee has furnished to the Company prior to the filing of such account. Each account so filed (and copies of any schedules and statements incorporated therein by reference as aforesaid) shall be open to inspection at the offices of the Company and the Master Trustee during their respective regular business hours by the Named Fiduciary, by any person designated by the Company or the Named Fiduciary, by Participants and Beneficiaries of the Plan, and by any Administrative Committee, Investment Manager or Investment Committee affected thereby, for a period of 60 days immediately following the date on which the account is filed with the Company. If for any reason an account required of the Master Trustee hereunder shall not be filed within the applicable time specified in the preceding sentence, such account may be filed by the Master Trustee after the expiration of such time, provided such account otherwise complies with the requirements of this Agreement, and such account so filed shall be open to inspection as aforesaid by any of the parties aforementioned for a period of 90 days immediately following the date on which the account is filed. In the event that any assets of the Fund have been transferred to a collective investment trust pursuant to Section 2.6 hereof, such account shall include a copy of the latest annual written account of such collective investment trust.

      9.2 Other Accountings. The Master Trustee shall provide to the Company from time to time such other reports as may be agreed upon between the Master Trustee and the Company. The Company agrees to examine each such report promptly and to file any exceptions thereto within 90 days of the date thereof.

      9.3 Settlement of Accounts. Upon the expiration of the 60-day or 90-day period referred to in Section 9.1 or 9.2, as the case may be, the Master Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the account or report, including, without limitation, all acts and omissions of the Master Trustee shown or reflected in such account or report, except with respect to any acts or omissions as to which the Company, the Named Fiduciary or the Administrative Committee shall have filed written objections with the Master Trustee within such 60-day or 90-day period. Nothing herein contained shall impair the right of the Master Trustee to a judicial settlement of any account of proceedings rendered by it. In any proceeding for such judicial settlement the only necessary parties shall be the Master Trustee, the Company, the Named Fiduciary, the Administrative Committee and any other party or parties whose participation is required by law, and any judgment, decree or final order entered therein shall be conclusive on all persons having or claiming an interest in the Master Trust or the Plan.

      SECTION 10. Segregation of Parts of the Master Trust.

      10.1 Segregation. The equitable share in the Master Trust of any part of the Plan or the proportionate share of any Participant or group of Participants and their Beneficiaries may be segregated and withdrawn from the Master Trust upon the direction of the Named Fiduciary setting forth the portion of the

Plan's equitable share to be so treated or the Participants and Beneficiaries for whose accounts such segregation and withdrawal are to be carried out. The Master Trustee may condition its transfer or distribution of any assets upon the Master Trustee's receiving assurances satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.

            Unless otherwise directed by the Named Fiduciary pursuant to the preceding paragraph, the Master Trustee shall hold, invest and administer the Master Trust as a single fund without identification of any part of the Master Fund with or allocation of any part of the Master Fund to the Company or to any subsidiary or affiliate of the Company designated by it as a participating company under the Plan or to any Participant or group of Participants or their Beneficiaries.

      10.2 Segregated Property. Segregation and withdrawal of the equitable share of a Participant or group of Participants shall be made as of the Valuation Date immediately following the date of the notice or instruction referred to in Section 10.1. The selection of the particular assets to be segregated pursuant to Section 10.1 shall be made by the Named Fiduciary. Such property shall be held as a separate trust fund for the exclusive benefit of the withdrawing Participant or group of Participants and their Beneficiaries, under a separate agreement of trust substantially identical to this Agreement.

      SECTION 11. Resignation and Removal of Master Trustee. The Master Trustee may resign at any time upon 60 days' notice in writing to the Company and the Named Fiduciary. The Master Trustee may be removed by the Company at any time upon 60 days' notice in writing to the Master Trustee and the Named Fiduciary. If within such 60-day period a successor to the Master Trustee shall not have been appointed, the resigning or removed Master Trustee may apply to any court of competent jurisdiction for the appointment of such successor. Any successor trustee shall have the same powers and duties as those conferred upon the Master Trustee hereunder (other than those relating to the collective investment trust of The Bank of New York) and subject to receipt by the Master Trustee of written acceptance of such appointment by the successor trustee, the Master Trustee shall assign, transfer and pay over to such successor trustee the moneys and properties then constituting the Master Fund, withdrawing any part of any Fund then held in any collective investment trust of The Bank of New York. The Master Trustee may reserve such sum of money as it may deem advisable for payment of its reasonable fees and expenses in connection with the settlement of its account or otherwise. Payment of such fees and expenses may be withdrawn from such reserve. Any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor trustee. If such reserve shall be insufficient to pay such charges, such resigning or removed Master Trustee shall be entitled to recover the amount of any deficiency from the Company or from the successor trustee or from both the Company and the successor trustee. All provisions of this Agreement shall apply to any successor trustee appointed as aforesaid with the same force and effect as if such successor had been originally named herein as the Master Trustee.

      SECTION 12. Evidence of Action by Company. Investment Managers and Investment and Administrative Committees, and of Appointment of Named Fiduciary, Investment Managers and Investment and Administrative Committees. Except as otherwise herein provided, any action by the Company pursuant to any of the provisions of this Agreement shall be evidenced by a resolution of its Board of Directors (which may include a resolution authorizing one or more officers or the Administrative Committee to act on its behalf) certified by the Secretary or any Assistant Secretary of the Company, and the Master Trustee shall be fully protected in acting in accordance with such resolution so certified to it. The Company shall furnish the Master Trustee from time to time with certified copies of resolutions of its Board of Directors or of other corporate action appointing and terminating the office of the Named Fiduciary and the Administrative Committee, and appointing successors. The Named Fiduciary shall furnish the Master Trustee with a copy of the instrument duly appointing and terminating any Investment Committee and appointing and terminating successors thereto. The Named Fiduciary shall file with the Master Trustee a copy of the instrument duly appointing each Investment Manager, who shall file with the Master Trustee a copy of his written acceptance of his appointment and acknowledgment that he is a "fiduciary" with respect to the Plan within the meaning of Section 3(21) of the Act and due evidence of his qualification under Section 3(38)(B) of the Act. Any such appointment shall continue to be effective until receipt by the Master Trustee of written notice to the contrary from the Named Fiduciary. Each Investment Manager and the Investment Committee shall furnish the Master Trustee from time to time with a certificate setting forth the name and specimen signature of each person authorized to act on its behalf. Unless otherwise provided in a certificate from the Named Fiduciary, all orders, requests and instructions to the Master Trustee from the Named Fiduciary or the Administrative Committee shall be in writing or by telecopy signed by two authorized persons, and all orders, requests and instructions to the Master Trustee from an Investment Manager or the Investment Committee shall be in writing, by telecopy or by any other electronic means using a code for the authentication of messages, and signed or transmitted by an authorized representative of the Investment Manager or Investment Committee, and the Master Trustee shall be fully protected in acting in accordance with any such order, request, or instruction. The Master Trustee shall have the right to rely on and shall be fully protected in acting in accordance with any resolution, order, request or instruction which it believes to be genuine and which purports to have been signed or transmitted in accordance with this section.

      SECTION 13. Amendment of Agreement, Termination of Trust, Termination of Plan.

      13.1 Amendment of Agreement. Subject to the restrictions set forth below, the Company reserves the right at any time and from time to time to modify, amend or terminate, in whole or in part, any or all of the provisions of this Agreement; provided, however, that no such modification or amendment which affects the rights, duties or responsibilities of the Master Trustee may be made without its consent in writing.

      13.2Termination of Master Trust. In the event of the termination of the Master Trust, the Master Trustee shall continue to administer the Master Trust as hereinabove provided until all of the purposes for which it has been established have been accomplished or the Master Trustee has disposed of the Master Fund after the payment of or other provision for all expenses incurred in the administration of the Master Trust (including any compensation to which the Master Trustee may be entitled), all in accordance with the written order of the Company or any successor thereto. Until the final distribution of the Master Fund, the Master Trustee shall continue to have and may exercise all of the powers and discretions conferred upon it by this Agreement. Upon any such termination, or the resignation or removal of the Master Trustee under Section 11 hereof, Section 7.1 and all indemnities herein, including without limitation those set forth in Sections 2.7(e), 3.3(6),4, 5.4, 8.4 and 8.6 hereof, shall remain in full force and effect.

      13.3 Termination of the Plan. Upon receipt of notice from the Company that the Plan is terminated in whole or in part, with respect to all or any group of Participants and their Beneficiaries, the Master Fund, or the portion thereof with respect to which the Plan is terminated, shall, subject to the provisions of Section 7 hereof, be segregated in accordance with Section 10 and held and/or disposed of by the Master Trustee in accordance with the written order of the Administrative Committee. The Master Trustee may condition its delivery, transfer or distribution of any assets upon the Master Trustee's receiving assurances reasonably satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.

      13.4 Exclusive Benefit. Anything in this Agreement to the contrary notwithstanding, at no time prior to the satisfaction of all liabilities with respect to the participants and their Beneficiaries shall any part of the Master Fund be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; provided, however, that nothing herein contained shall preclude the return to an Employer of any contribution whose return is permitted by Section 403(c) of the Act or successor legislation.

      SECTION 14. Inalienability of Benefits and Interests.

      No distribution or payment under this Agreement to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid or recognized by the Master Trustee, nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment, except in the case of any voluntary and revocable assignment of any benefit payment permitted by law and except to such extent as may otherwise be required by law. If the Master Trustee is notified by the Administrative Committee that any such Participant or Beneficiary has been adjudicated bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Master Trustee shall, if so directed by the Committee, hold or apply such distribution or payment or any part thereof to or for the benefit of such Participant or Beneficiary in such manner as the Committee shall direct.

      SECTION 15. No Merger, Consolidation or Transfer of Plan Assets or Liabilities.

      Anything herein to the contrary notwithstanding, the Master Trust shall under no circumstances be so operated as to permit, and nothing herein contained shall be deemed to authorize, any merger, consolidation, or transfer of the assets or liabilities of the Plan with or to any other plan except in compliance with the provisions of the Act and the Code which are applicable to such mergers, consolidations, or transfers, including without limitation Sections 208 and 4043(b)(8) of the Act and Sections 401(a)(12), 414(1), and 6058(b) of the Code, and Regulations promulgated pursuant to the foregoing Sections.

      SECTION 16. Governing Law.

      This Agreement shall be administered and construed according to the internal substantive laws (and not the choice of law provisions) of the State of New York, except as may otherwise be required by Section 514 of the Act. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. The Master Trust shall at all times be maintained as a domestic trust in the United States.

      IN WITNESS WHEREOF, this Agreement has been executed, attested and sealed, as of the date first above written, by the duly authorized officers of the Company and THE BANK OF NEW YORK.

                                           DDB NEEDHAM WORLDWIDE, INC.
                                           JOINT SAVINGS PLAN

                                           By /s/ Gerald Germain
                                              ----------------------------------
                                              Name: Gerald Germain
                                              Title: Vice Chairman

(Corporate Seal)

Attest:

/s/ Philip S. Krieger
----------------------------------
Philip S. Krieger
Senior Vice President
Counsel

(Corporate Seal)                           THE BANK OF NEW YORK

Attest:

/s/ Richard A. Vollmer Jr.                 By /s/ Anthony J. Passanesi
----------------------------------            ----------------------------------
Richard A. Vollmer Jr.                        Anthony J. Passanesi
Assistant Vice President                      Vice President

                                    EXHIBIT A

                       EMPLOYEE BENEFIT TRUST FEE SCHEDULE

The annual fee is computed and billed on the basis of the market value of the total fund at the end of each quarter and covers general administrative services including the custody of the assets.

            0.03   of 1% on the first                 $15,000,000
            0.01   of 1% on the balance

Employee Benefit Trust Administration and Accounting/Reporting services provide FORM 5500/ERISA information for an annual fee of $5,000 per Actively Managed Investment account; $2,500 per Special Asset account; and $1,250 per Cash Disbursement account. Special Asset accounts include G.I.C. funds, participant loan accounts, and commingled funds. The accounting fee includes combinations of accounts into composite structures.

Lump-sum checks will be charged at $5.00 each plus postage for those processed using the Bank's pre-printed form, or $7.50 each plus postage for other direction. Tax information forms will be charged at $1.50 each plus postage.

Transactions initiated by the client or qualified investment managers other than The Bank of New York will be charged $25.00 per purchase or sale (excluding cash management operations). Money wire transfers from The Bank of New York, Common Stock Distributions, and Participant Loan activation and paydown transactions (waived for first three years of loans) will be charged at $15.00 each occurrence.

The fee proposal is subject to joint review by The Bank of New York and the client upon completion of three years.

Actual fees are billed on the market value at calendar quarter end, and the activity of the fund during the invoice period.